Exhibit 99.1

NEWS

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports Record Second-Quarter EPS

•	Second-quarter 2004 earnings were $0.67 per share, or 24 percent higher, than second-quarter 2003 earnings of $0.54 per share.

•	Freight revenues increased 17 percent, year-over-year, to an all-time quarterly record of $2.64 billion. Of the 17 percent increase, 2 percent is being driven by fuel surcharges.

•	Operating income of $508 million increased $96 million, or 23 percent, compared with the same period in 2003.

FORT WORTH, Texas, July 27, 2004 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported record second-quarter 2004 earnings of $0.67 per share, a 24 percent increase over second-quarter 2003 earnings of $0.54 per share.

“Record all-time volumes coupled with a 2-percent average price increase contributed to our third consecutive quarter of double-digit earnings growth,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. “We are pleased with the record second-quarter earnings and freight revenues. As we move toward fall peak season, our equipment availability and crew capacity should enable us to maintain network fluidity and handle forecasted volume growth.”

Second-quarter 2004 freight revenues increased $374 million, or 17 percent, to $2.64 billion compared with 2003 second-quarter revenues of $2.26 billion. Of the 17 percent increase, 2 percent is being driven by fuel surcharges. Consumer Products revenues reached

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$1 billion for the first time as a result of a 12-percent increase in volumes in the international intermodal sector and a 17-percent volume increase in the truckload sector. Agricultural Products revenues were up $107 million, or 34 percent, due to increased corn and wheat exports. Industrial Products revenues increased $89 million, or 17 percent, to an all-time quarterly record of $620 million reflecting strong demand in the construction products, building products, petroleum products, and chemical and plastics sectors. Coal revenues rose $49 million, or 10 percent, to $553 million driven by record second-quarter volumes both from new and existing customers.

Operating expenses of $2.18 billion were $295 million, or 16 percent, higher than the same period in 2003. The increase in operating expenses was partially driven by a 13-percent increase in gross ton-miles and higher fuel prices. Additionally, operating expenses included approximately $30 million of environmental expenses due to developments at two former fueling facility sites.

Second-quarter operating income increased $96 million, or 23 percent, year-over-year to $508 million. BNSF’s operating ratio decreased to 80.7% compared with 81.8% for the same prior year period.

Dividend Increase

As announced July 22, 2004, the Board of Directors of the Company voted to increase its next quarterly dividend by 13 percent, or 2 cents per share, to 17 cents per share on outstanding common stock. This dividend will be payable on October 1, 2004 to shareholders of record on September 10, 2004. This equates to 68 cents per share on an annualized basis. This dividend increase is in addition to the 25 percent increase approved by the Board in July 2003.

BNSF’s subsidiary, The Burlington Northern and Santa Fe Railway Company, operates one of the largest railroad networks in North America, with about 32,500 route miles covering 28 states and two Canadian provinces. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other American railroad, transports the components of many of the products we depend on daily, and hauls enough coal to generate about ten percent of the electricity produced in the United States. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

Financial information follows.

Statements made in this release concerning projections or expectations of financial or operational performance, including equipment availability, crew capacity, network fluidity and expected volume growth, or concerning other future events or objectives or results, are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from that projected or implied in those statements. Important factors that could cause such differences include, but are not limited to, economic and industry conditions: material adverse changes in economic or industry conditions, both within the United States and globally, changes in customer demand, effects of adverse economic conditions affecting shippers, adverse economic conditions in the industries and geographic areas that produce and consume freight, and changes in crew availability and labor difficulties, including stoppages affecting either BNSF’s operations or our customers’ abilities to deliver goods to BNSF for shipment; and operating factors: technical difficulties, changes in operating conditions and costs, the extent of the Company’s ability to achieve its operational goals and initiatives, the effectiveness of steps taken to maintain and improve operations and service, the effect of congestion on other railroads, as well as natural events such as severe weather, fires, floods and earthquakes, or the effects of acts of terrorism or other disruptions of the Company’s operating systems or its ability to use its structures or equipment.

The Company cautions against placing undue reliance on forward-looking statements, which reflect its current beliefs and are based on information currently available to it as of the date a forward-looking statement is made. The Company undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event the Company does update any forward-looking statement, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statement. Any corrections or revisions may appear in the Company’s public filings with the Securities and Exchange Commission (SEC), which are accessible at www.sec.gov or on the Company’s website at www.bnsf.com, and which you are advised to consult. Investors are encouraged to read the Company’s earnings release and investors’ report together with its SEC filings for a more complete picture and better understanding of the Company and its financial disclosures.

Burlington Northern Santa Fe Corporation

Consolidated Income Information*

(Dollars in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating revenues
Freight revenues	$2,637	$2,263	$5,085	$4,465
Other revenues	48	31	90	61

Total operating revenues	2,685	2,294	5,175	4,526

Operating expenses
Compensation and benefits	818	699	1,605	1,417
Purchased services	351	312	691	613
Depreciation and amortization	251	225	500	451
Equipment rents	197	180	384	349
Fuel	326	267	606	546
Materials and other	234	199	471	392

Total operating expenses	2,177	1,882	4,257	3,768

Operating income	508	412	918	758
Interest expense	101	106	203	212
Other expense, net	5	3	2	5

Income before income taxes and cumulative effect of accounting change	402	303	713	541
Income tax expense	153	103	271	193

Income before cumulative effect of accounting change	249	200	442	348
Cumulative effect of accounting change, net of tax (a)	—	—	—	39

Net income	$249	$200	$442	$387

Diluted earnings per share before cumulative effect of accounting change	$0.67	$0.54	$1.18	$0.94
Diluted earnings per share after cumulative effect of accounting change	$0.67	$0.54	$1.18	$1.04

Diluted average shares outstanding (in millions)	373.5	372.4	373.7	372.9

Operating ratio (b)	80.7%	81.8%	81.9%	83.0%

(a)	Reflects the adoption of SFAS No. 143. This standard changed the way the rail industry accounts for asset retirement costs.
(b)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain prior period amounts have been reclassified to conform to the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$64	$18
Accounts receivable, net	242	129
Materials and supplies	294	266
Current portion of deferred income taxes	320	292
Other current assets	345	157

Total current assets	1,265	862

Property and equipment, net	25,376	25,068

Other assets	1,351	1,009

Total assets	$27,992	$26,939

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$2,074	$2,102
Long-term debt due within one year	309	244

Total current liabilities	2,383	2,346

Long-term debt and commercial paper	6,678	6,440
Deferred income taxes	7,750	7,481
Casualty and environmental liabilities	477	462
Minimum pension liability	359	359
Employee separation costs	133	144
Other liabilities	1,303	1,212

Total liabilities	19,083	18,444

Stockholders’ equity:
Common stock and additional paid-in capital	5,966	5,771
Retained earnings	6,570	6,240
Treasury stock	(3,522)	(3,340)
Unearned compensation	(58)	(36)
Accumulated other comprehensive loss	(47)	(140)

Total stockholders’ equity	8,909	8,495

Total liabilities and stockholders’ equity	$27,992	$26,939

Book value per share	$23.93	$22.87

Common shares outstanding (in millions)	372.3	371.5

Net debt to total capitalization*	43.7%	44.0%

*	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders’ equity.

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating activities
Net income	$249	$200	$442	$387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	251	225	500	451
Deferred income taxes	101	114	183	183
Employee separation costs paid	(7)	(8)	(15)	(18)
Cumulative effect of accounting change	—	—	—	(39)
Other, net	10	(24)	(3)	(17)
Changes in working capital	69	57	(193)	(56)

Net cash provided by operating activities	673	564	914	891

Investing activities
Capital expenditures	(386)	(495)	(692)	(835)
Other, net	(97)	(22)	(269)	(32)

Net cash used for investing activities	(483)	(517)	(961)	(867)

Financing activities
Net (repayments) borrowings	(140)	9	233	188
Dividends paid	(55)	(44)	(111)	(89)
Purchase of BNSF common stock	(90)	(46)	(172)	(123)
Proceeds from stock options exercised	85	16	141	18
Other financing activities	1	(4)	2	(3)

Net cash provided by (used for) financing activities	(199)	(69)	93	(9)

Increase (decrease) in cash and cash equivalents	(9)	(22)	46	15
Cash and cash equivalents:
Beginning of period	73	65	18	28

End of period	$64	$43	$64	$43

Burlington Northern Santa Fe Corporation

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Cars/units (in thousands)	2,362	2,129	4,568	4,171
Average revenues per car/unit	$1,116	$1,063	$1,113	$1,070
Revenue ton miles (in millions)	142,625	124,465	276,909	245,364
Gross ton miles (in millions)	252,439	223,477	490,238	440,788
RTM/GTM	0.56	0.56	0.56	0.56
Freight revenue/thousand RTM	$18.49	$18.18	$18.36	$18.20
Operating expense/thousand RTM	$15.26	$15.12	$15.37	$15.36
Freight revenue/thousand GTM	$10.45	$10.13	$10.37	$10.13
Operating expense/thousand GTM	$8.62	$8.42	$8.68	$8.55
Compensation and benefits/thousand GTM	$3.24	$3.13	$3.27	$3.21
Average employees	37,819	37,086	37,177	36,528
Period end employees	37,990	36,654	37,990	36,654
Thousand RTM/average employee	3,771	3,356	7,448	6,717
Thousand GTM/average employee	6,675	6,026	13,187	12,067
Gallons of fuel used (in millions)	337	297	660	589
Average price per gallon of fuel (cents) (a)	96.7	89.9	91.8	92.7
GTM/gallon of fuel	749	752	743	748
Freight train miles (in millions)	39	38	76	75
GTM/freight train hours (in thousands)	129	134	131	137
Route miles operated	32,683	32,318	32,683	32,318

(a)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2004	2003		2004	2003
Revenues (in millions)
Intermodal	$881	$757	16.4%	$1,660	$1,453	14.2%
Automotive	80	80	0.0	155	161	(3.7)
Other Consumer Products	79	74	6.8	152	145	4.8

Total Consumer Products	1,040	911	14.2	1,967	1,759	11.8

Industrial Products	620	531	16.8	1,183	1,042	13.5
Coal	553	504	9.7	1,073	989	8.5
Agricultural Products	424	317	33.8	862	675	27.7

Total freight revenue	2,637	2,263	16.5	5,085	4,465	13.9
Other revenue	48	31	54.8	90	61	47.5

Total revenues	$2,685	$2,294	17.0%	$5,175	$4,526	14.3%

Cars/units (in thousands)
Intermodal	1,117	1,002	11.5%	2,117	1,926	9.9%
Automotive	41	40	2.5	80	82	(2.4)
Other Consumer Products	46	43	7.0	88	83	6.0

Total Consumer Products	1,204	1,085	11.0	2,285	2,091	9.3

Industrial Products	389	354	9.9	757	697	8.6
Coal	548	504	8.7	1,069	991	7.9
Agricultural Products	221	186	18.8	457	392	16.6

Total cars/units	2,362	2,129	10.9%	4,568	4,171	9.5%

Average revenue per car/unit
Intermodal	$789	$755	4.5%	$784	$754	4.0%
Automotive	1,951	2,000	(2.5)	1,938	1,963	(1.3)
Other Consumer Products	1,717	1,721	(0.2)	1,727	1,747	(1.1)

Total Consumer Products	864	840	2.9	861	841	2.4

Industrial Products	1,594	1,500	6.3	1,563	1,495	4.5
Coal	1,009	1,000	0.9	1,004	998	0.6
Agricultural Products	1,919	1,704	12.6	1,886	1,722	9.5

Average revenue per car/unit	$1,116	$1,063	5.0%	$1,113	$1,070	4.0%

Revenue ton miles (in millions)
Intermodal	27,969	25,040	11.7%	53,309	48,254	10.5%
Automotive	1,225	1,195	2.5	2,341	2,448	(4.4)
Other Consumer Products	3,248	3,102	4.7	6,239	6,169	1.1

Total Consumer Products	32,442	29,337	10.6	61,889	56,871	8.8

Industrial Products	26,551	23,982	10.7	51,284	47,254	8.5
Coal	58,645	51,662	13.5	112,317	99,536	12.8
Agricultural Products	24,987	19,484	28.2	51,419	41,703	23.3

Total revenue ton miles	142,625	124,465	14.6%	276,909	245,364	12.9%

Freight revenue per thousand ton miles
Intermodal	$31.50	$30.23	4.2%	$31.14	$30.11	3.4%
Automotive	65.31	66.95	(2.4)	66.21	65.77	0.7
Other Consumer Products	24.32	23.86	1.9	24.36	23.50	3.7

Total Consumer Products	32.06	31.05	3.3	31.78	30.93	2.7

Industrial Products	23.35	22.14	5.5	23.07	22.05	4.6
Coal	9.43	9.76	(3.4)	9.55	9.94	(3.9)
Agricultural Products	16.97	16.27	4.3	16.76	16.19	3.5

Freight revenue per thousand ton miles	$18.49	$18.18	1.7%	$18.36	$18.20	0.9%

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance*

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Capital expenditures (in millions)
Maintenance of way
Rail	$63	$80	$114	$127
Ties	71	83	139	135
Surfacing	48	48	75	73
Other	94	96	169	167

Total maintenance of way	276	307	497	502
Mechanical	18	26	32	49
Information services	13	15	24	25
Other	18	18	28	36

Total maintenance of business	325	366	581	612

New locomotive acquisitions	—	84	16	156
Terminal and line expansion	61	45	95	67
Total capital expenditures	$386	$495	$692	$835

Track maintenance
Track miles of rail laid
Maintenance of business	200	249	318	356
Expansion projects	37	29	37	33

Total	237	278	355	389

Cross ties inserted (thousands)
Maintenance of business	678	861	1,178	1,212
Expansion projects	94	81	102	84

Total	772	942	1,280	1,296

Track resurfaced (miles)	3,493	3,851	5,269	5,811

*	Certain prior period amounts have been reclassified to conform to the current period presentation.